SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: December 27, 2022

Franklin Wireless Corp.

(Exact name of registrant as specified in its charter)

Nevada	001-14891	95-3733534
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

9707 Waples Street

Suite 150

San Diego, CA 92121

(Address of principal executive offices)

Registrant's telephone number, including area code:

(858) 623-0000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	FKWL	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders. Franklin Wireless Corp. held its Annual Meeting of Stockholders on December 22, 2022 in San Diego, California, at which a quorum of shareholders was present, in person or by proxy. The results of the matters voted on by the stockholders are set forth below. Only stockholders of record as of the close of business on October 13, 2022 were entitled to vote at the meeting.

The following proposals were submitted to the stockholders at the Meeting:

•	The election of five directors to serve until the next annual meeting of shareholders of the Company and until their successors are duly elected and qualified.

•	The ratification of Paris, Kreit, and Chui, LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2023.

The number of votes cast for and against and the number of abstentions with respect to each matter voted upon are set forth below:

Election of Directors. The votes regarding the election of the persons named above as Directors were as follows:

Nominee	For	Withheld	Abstain
OC Kim	4,815,145	15,700	3,486
Gary Nelson	4,779,181	14,822	14,328
Kristina Kim	4,811,948	18,858	3,525
Johnathan Chee	4,815,514	15,343	3,494
Heidy Chow	4,801,439	29,367	3,525

Ratification of Appointment of Paris, Kreit, and Chui, LLP as the Company's Independent Registered Public Accounting Firm for the 2023 fiscal year. The votes regarding the ratification of the appointment of Paris, Kreit, and Chui, LLP as Independent Registered Public Accounting Firm were as follows:

For	Against	Abstain
6,762,473	139,720	97,966

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN WIRELESS CORP.

Date: December 27, 2022	By: /s/ OC Kim
OC Kim, President

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